Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-208308, 333-208306 and 333-164482) and on Form S-8 (Nos. 333-173025, 333-173024, 333‑162882, 333-162883, 333-162884, 333-162885, 333-162886, 333-134281 and 333-121089) of Merck & Co., Inc. of our report dated February 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2018